CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alpine Air Express, Inc. (the "Company") on Form 10-K for the period ending October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Eugene R. Mallette, CEO and Rick C. Wood, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1)  The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	January 29, 2010	By:	/s/ Eugene R. Mallette
Eugene R. Mallette
CEO

Date:	January 29, 2010	By:	/s/Rick C. Wood
Rick C. Wood
Accounting Manager and Principal Financial Officer